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                                                                    Exhibit 23.2


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of International Technology Corporation for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated May 13, 1997, with respect to the consolidated financial statements and schedule of International Technology Corporation included in its Annual Report (Form 10-K) for the year ended March 28, 1997, filed with the Securities and Exchange Commission.


                                                             Ernst & Young LLP


Pittsburgh, Pennsylvania
July 23, 1997